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                        CAPITALWORKS INVESTMENT PARTNERS

             CODE OF CONDUCT AND STATEMENT OF POLICY AND PROCEDURES
                     REGARDING TRADING FOR PERSONAL ACCOUNTS


This memorandum is intended to serve as a guide to each employee, officer or partner of CapitalWorks Investment Partners regarding his or her activities and trading for personal accounts. The Code and Statement is intended to ensure that the activities of employees, officers or partners of CapitalWorks Investment Partners and their personal securities transactions are conducted in accordance with the following principles:

1.       A duty at all times to place first the interests of clients;

2. The requirement that all personal securities transactions be conducted consistent with this Code and Statement and in such a manner to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

3. The fundamental standard that employees, officers or partners of CapitalWorks Investment Partners not take inappropriate advantage of their positions.

In addition to the specific prohibitions on certain personal securities transactions described in this Code and Statement, all employees, officers or partners of CapitalWorks Investment Partners are prohibited from:

1.       Employing any device, scheme or artifice to defraud any client;

2. Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit; and

3.       Engaging in any manipulative practice with respect to any client.

DEFINITION OF PERSONAL ACCOUNT

For purposes of this Code and Statement, "personal accounts" include the account of any employee, officer or partner of CapitalWorks Investment Partners, the account of CapitalWorks Investment Partners, and any other account as to which CapitalWorks Investment Partners or any employee, officer or partner has a direct or indirect pecuniary interest or exercises direct or indirect control or influence ("affiliated accounts"). Affiliated accounts include accounts of:

1. a spouse (other than a legally separated or divorced spouse) of an employee, officer or partner;

2.       a minor child or grandchild of an employee, officer or partner;

3. any other family member who resides with an employee, officer or partner or whose account is managed by an employee, officer or partner; and

4. any entity or other account as to which an employee, officer or partner, or any person specified in clauses 1 through 3 above, has a pecuniary interest or exercises direct or indirect control or influence (such as a trust or estate, a partnership of which the person is a partner or a corporation in which the person has a pecuniary interest), except that affiliated accounts do not include, for this purpose, CapitalWorks Cypress Fund, L.P., CapitalWorks Cypress Fund II, L.P. and CapitalWorks Small Cap Fund, L.P.


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An employee, officer or partner may, by written application to either John
Wylie, Jack Marshall or Mark Correnti request a waiver from the application of part or all of this Code and Statement to any personal account over which such person does not have any direct or indirect influence or control; although Mr. Wylie, Mr. Marshall or Mr. Correnti are not under any circumstances, obligated to grant any such waiver.


Note: Employees, officers or partners are cautioned that under the federal securities laws, a wide variety of indirect interests, or accounts over which employee, officer or partner may exercise direct or indirect control or influence, may constitute a "personal account" and in case of any doubt or uncertainty such persons are strongly urged to discuss the applicability of these rules with Mark Correnti, or in his absence, Jennifer Crisafulli, who may consult with legal counsel.

RESTRICTIONS ON TRANSACTIONS FOR PERSONAL ACCOUNTS

1. A transaction for a personal account may not be effected without the prior approval of Mr. Wylie or Mr. Marshall, and any transaction for a personal account may be cancelled at the end of the day by either Mr. Wylie or Mr. Marshall, as the case may be, and that execution given to a client. Mr. Wylie or Mr. Marshall, as the case may be, shall promptly notify the employee, officer or partner of clearance or denial of clearance to trade by indicating such action on the trading order ticket.

2. Duplicates of all confirmations and monthly statements for each personal account are required to be sent to CapitalWorks Investment Partners to the attention of the Compliance Department. Mr. Wylie, Mr. Marshall or Mr. Correnti in their sole discretion, may prohibit personal accounts from being maintained at certain brokerage firms.

3. A security may not be purchased or sold for a personal account on a day when the same security is purchased or sold for clients unless ALL of the following conditions are met:

         o All client orders have been filled and there is no buying or selling program in progress; and

         o The transaction for the personal account is on the same side as the client.

4. A security held for a personal account which is still held for client accounts may not be sold from the personal account unless there are no existing unfilled client orders in the security and no buying or selling program is underway.

5. When any employee, officer or partner recommends that a security be bought or sold for client accounts, such person must disclose to Mr. Wylie or Mr. Marshall if a position in that security is currently held in a personal account in which such person has a direct or indirect pecuniary interest or exercises direct or indirect control or influence. Mr. Wylie or Mr. Marshall may restrict such person from buying or selling the position from any personal account until a specified period of time after the client orders have been filled and there is no buying or selling program in progress.

6. Transactions in listed options are considered to be transactions in the underlying security.

7. The foregoing restrictions do not apply to purchases and sales of U.S. government securities, shares of money market funds or shares of registered open-end investment companies.

8. Exceptions to these restrictions may be granted by either Mr. Wylie or Mr. Marshall in the case of extenuating or unusual circumstances.


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STATEMENT OF COMPLIANCE

         Every employee, officer or partner of CapitalWorks Investment Partners will be required upon the adoption of this Code and Statement or the commencement of such person's employment with CapitalWorks Investment Partners and annually thereafter, to execute a statement (substantially in the form of Exhibit A hereto) to the effect that he or she has read and understands, has complied with and will continue to comply with, the procedures set forth in this Code and Statement.


         In addition, every employee, officer or partner of CapitalWorks Investment Partners will be required to provide:

o The title, number of shares and principal amount of each security (except those noted in subparagraph 7 above) in which such person has any direct or indirect beneficial ownership within 10 days of employment and annually thereafter (substantially in the form of Exhibit B hereto):

o the name of any broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person within 10 days of employment and annually thereafter (substantially in the form of Exhibit B hereto)

o An update of any openings or closures of existing accounts to be submitted monthly (substantially in the form of the Employee Transaction Report).

ENFORCEMENT

Responsibility for enforcement of the Code and Statement will lie with Mr. Wylie, Mr. Marshall or Mr. Correnti. There shall be maintained a file by CapitalWorks Investment Partners to include all memoranda and other materials referred to in the Code and Statement. In addition, any violation of this policy statement can be expected to result in sanctions by CapitalWorks, up to and including dismissal of the person involved.


I have read and understand this Code of Conduct and Statement of Policy and Procedures Regarding Trading of Personal Accounts and I agree that I will comply in all respects with the procedures set forth therein, including, in particular, the requirement that all transactions for personal accounts be approved in advance by Mr. Wylie or Mr. Marshall.







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Signature



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Print Name


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Date

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EXHIBIT A

             ANNUAL STATEMENT OF COMPLIANCE WITH CODE OF CONDUCT AND
              STATEMENT OF POLICY AND PROCEDURES REGARDING TRADING
                              FOR PERSONAL ACCOUNTS


                  I have read and understand the procedures set forth in the "Code of Conduct and Statement of Policy and Procedures Regarding Trading for Personal Accounts" (the "Procedures"). All transactions from ______________, 20__ through the date hereof for personal accounts in which I have an interest have complied with the Procedures and, in particular, were approved in advance by Mr. Wylie or Mr. Marshall. Further, I agree that I will continue to comply in all respects with the Procedures, including, in particular, the requirement that all transactions for personal accounts be approved in advance by Mr. Wylie or Mr. Marshall.


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Signature


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Print Name


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Date

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EXHIBIT B

                  PERSONAL ACCOUNT INFORMATION DISCLOSURE SHEET

Please list all current accounts classified as "Personal Accounts" as stated in the definition above.


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TITLE OF ACCOUNT
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FIRM WHERE ACCOUNT IS HELD
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ACCOUNT NUMBER
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DESCRIPTION             NUMBER OF SHARES       PRINCIPAL AMOUNT OF EACH SECURITY
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1.
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2.
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3.
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4.
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5.
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6.
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7.
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